Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
CV Sciences Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2019, relating to the financial statements of CV Sciences, Inc. (the “Company”) included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Tanner LLC

Salt Lake City, Utah
April 21, 2020